UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 10, 2018

Date of Report (Date of earliest event reported)

Toga Limited
(Exact name of registrant as specified in its charter)

Nevada	333-138951	98-0568153
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3960 Howard Hughes Pkwy Suite 500 Las Vegas, Nevada	89169
(Address of principal executive offices)	(Zip Code)

(702) 990-3578

(Registrant's telephone number)

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

On July 10, 2018, Toga Limited (the “Company”) changed its state of incorporation from the State of Delaware to the State of Nevada (the “Reincorporation”). The Reincorporation was accomplished by filing Articles of Incorporation and Articles of Domestication with the Secretary of the State of Nevada, as well Certificate of Conversion with the Secretary of the State of Delaware.

The Reincorporation was duly approved by the written consent of the stockholders of the Company owning at least a majority of the outstanding shares of the Company’s common stock, par value $0.001 per share. Upon the effectiveness of the Reincorporation:

•	our domicile changed from the State of Delaware to the State of Nevada;

•	the affairs of the Company ceased to be governed by the Delaware General Corporation Law, the Company’s existing Articles of Incorporation, and the Company’s existing Amended and Restated Bylaws, and the affairs of the Company became subject to the Nevada Revised Statutes and the Nevada Articles of Incorporation;

•	each issued and outstanding share of common stock of the Company remained unchanged and continued to represent one issued and outstanding share of common stock of the Company as a Nevada corporation;

•	all stock options, restricted stock units or other restricted equity outstanding and unexercised as of the date of the Reincorporation remained in effect upon the same terms and conditions as were in effect immediately prior to the Reincorporation;

•	each employee benefit, stock option or other similar plan of the Delaware corporation continued to be an employee benefit, stock option or other similar plan of the Nevada corporation; and

•	the members of the Board of Directors and the officers of the Company continued in office until the expiration of their respective terms of office and until their successors have been elected and qualified.

Prior to the effective time of the Reincorporation, our corporate affairs were governed by the laws of Delaware. The rights of our stockholders were subject to the Company’s Delaware Articles of Incorporation and its Amended and Restated Bylaws. As a result of the Reincorporation, rights of the holders of the Company’s common stock are now governed by the Nevada Revised Statutes, and the Nevada Articles of Incorporation which are filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Nevada corporate law will now be applicable in the determination of the rights of our stockholders. Please see the discussed attached entitled Summary of Significant Differences Between Delaware and Nevada Law filed as Exhibit 99.1 to this current report on Form 8-K and incorporated by reference herein for a summary of the material laws of Delaware as they formerly applied and the laws of Nevada as they now apply to our stockholders’ rights.

The Reincorporation did not affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under those material contractual arrangements continue to be rights and obligations of the Company after the Reincorporation. The Reincorporation did not result in any change in business, jobs, management, number of employees, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation) of the Company.

The foregoing description of the Reincorporation, the impact of the Reincorporation, the Nevada Articles of Incorporation, Articles of Domestication, and Delaware Certificate of Conversion do not purport to be complete and are qualified in their entirety by reference to the information disclosed herein and the exhibits filed as part of this Current Report on Form 8-K, all of which are incorporated by reference, and the Nevada Revised Statutes.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As disclosed in Item 3.03 above, effective July 10, 2018, we reincorporated from Delaware to Nevada. As of that date, the rights of our stockholders are governed by the Nevada Revised Statutes and by the Nevada Articles of Incorporation. Our Articles of Incorporation governing us following the Reincorporation are filed as Exhibit 3.1, to this Current Report on Form 8-K and are incorporated by reference herein. Certain rights of our stockholders were changed as a result of the change in state of incorporation and the adoption of the Nevada Articles of Incorporation and Nevada Bylaws.

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Item 9.01 Financial Statements and Exhibits.

The following exhibits are attached to this current report on Form 8-K:

3.1	Articles of Incorporation, as filed with the Secretary of the State of Nevada on July 10, 2018

3.2	Articles of Domestication, as filed with the Secretary of State of Nevada on July 10, 2018

3.3	Certificate of Conversion, as filed with the Secretary of the State of Delaware on July 19, 2018

99.1	Summary of Significant Changes Caused by the Reincorporation

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TOGA LIMITED

DATED: July 19, 2018	By:	/s/ Toh Kok Soon
Toh Kok Soon
Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)

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